
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information (prepared in accordance with accounting principles generally accepted in Canada) extracted from the accounting records of Mitel Corporation and included in the Consolidated
Statements of Income for the Six Months Ended September 24, 1999 and the
Consolidated Balance Sheets as at September 24, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000
<CURRENCY> CANADIAN DOLLARS

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          MAR-31-2000
<PERIOD-END>                               SEP-24-1999
<EXCHANGE-RATE>                                1.47410<F1>
<CASH>                                          32,198
<SECURITIES>                                    79,828
<RECEIVABLES>                                  309,394
<ALLOWANCES>                                     7,893
<INVENTORY>                                    195,950
<CURRENT-ASSETS>                               662,277
<PP&E>                                         898,922
<DEPRECIATION>                                 408,503
<TOTAL-ASSETS>                               1,218,477
<CURRENT-LIABILITIES>                          317,488
<BONDS>                                        256,846
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                     37,035
<COMMON>                                       323,414
<OTHER-SE>                                     257,572
<TOTAL-LIABILITY-AND-EQUITY>                 1,218,477
<SALES>                                        659,985
<TOTAL-REVENUES>                               659,985
<CGS>                                          352,867
<TOTAL-COSTS>                                  352,867
<OTHER-EXPENSES>                               278,205
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              10,373
<INCOME-PRETAX>                                 22,153
<INCOME-TAX>                                    14,237
<INCOME-CONTINUING>                              7,916
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     7,916
<EPS-BASIC>                                       0.05<F2>
<EPS-DILUTED>                                     0.05<F3>

<F1>The foreign exchange rate of 1.47410 should be used to translate the balance sheet items from Canadian Dollars (figures above) to U.S. Dollars.
The six month moving average foreign exchange rate of 1.480292 should be used to translate the income statement items from Canadian Dollars (figures above) to U.S. Dollars.
<F2>The figure quoted is EPS-Basic under Canadian Generally Accepted Accounting
Principles.
<F3>The figure quoted is EPS-Fully Diluted under Canadian Generally Accepted
Accounting Principles.

